As filed with the Securities and Exchange Commission on April 6, 2001
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                           SOUTHSIDE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)
             Texas                                               75-1848732
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          1201 S. Beckham
            Tyler, Texas                                           75710
(Address of principal executive offices)                         (Zip Code)

                             -----------------------
                           Southside Bancshares, Inc.
                        1993 Incentive Stock Option Plan
                                   As Amended
                            (Full title of the plan)
                             -----------------------

                                   Sam Dawson
                                    President
                           Southside Bancshares, Inc.
                                 1201 S. Beckham
                               Tyler, Texas 75710
                     (Name and address of agent for service)

                                 (903) 531-7111
          (Telephone number, including area code, of agent for service)
                             -----------------------


                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                              Proposed                 Proposed
         Title of                                              maximum                  maximum
        securities                   Amount                   offering                 aggregate            Amount of
           to be                     to be                      price                  offering           registration
        registered           registered (1) (2) (5)       per share (3)(4)           price (3)(4)          fee (4)(5)
--------------------------- ------------------------  ------------------------- -----------------------  ---------------
Common Stock ($1.25             429,603 Shares                  $9.375              $4,027,528.13            $1,006.88
par value per share)
=========================== ========================  ========================= =======================  ===============


(1) The securities to be registered include an aggregate 429,603 shares reserved for issuance under the Southside Bancshares 1993 Incentive Stock Option Plan, as amended (the "Plan").
(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)  Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $9.375, which is the average of the highest and lowest price per share of common stock on the Nasdaq National Market on April 2, 2001.
(5) Pursuant to Rule 429, the prospectus included as part of this Registration Statement also relates to the remaining 893,397 shares (reflecting a two-for-one stock split effective on May 10, 2000 and 5% stock dividends payable in each of 1998, 1999 and 2000) under the Plan which were previously registered on the Registration Statement on Form S-8 (No. 333-57621), in respect of which $1,660 has been paid to the Securities and Exchange Commission as a filing fee.


     Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock, par value $1.25 per share, of the Company under the Plan. The Company has earlier filed a Registration Statement on Form S-8 (No. 333-57621) relating to the Plan, the contents of which is hereby incorporated by reference. The shares listed above reflect a two-for-one stock split effective May 10, 2000 and 5% stock dividends payable in each of the fiscal years 1998, 1999 and 2000.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Company hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2000.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (3) The Company's Current Report on Form 8-K filed with the Commission on November 17, 2000.

         (4) The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A12G, dated May 12, 1998, filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
registration statement.

         Exhibit        Description of Exhibit
         -------        ----------------------


          4.1 Southside Bancshares, Inc. 1993 Incentive Stock Option Plan, as amended (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-57621))

          5.1           Opinion   of   Jenkens   &   Gilchrist,  a  Professional
                        Corporation

          23.1          Consent   of   Jenkens   &   Gilchrist,  a  Professional
                        Corporation (included in opinion filed as Exhibit 5.1 hereto)

          23.2          Consent of PricewaterhouseCoopers LLP

          24 Power of Attorney (included with signature page of this Registration Statement)

---------

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas, on April 4, 2001.

                                                      SOUTHSIDE BANCSHARES, INC.


                                                      By:  /s/ Sam Dawson
                                                           ---------------------
                                                           Sam Dawson
                                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Sam Dawson and Lee R. Gibson, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:



Signature                                            Capacity                                    Date
---------                                            --------                                    ----

/s/ B.G. Hartley                                     Chairman of the Board                       April 4, 2001
---------------------------                          and Director
B.G. Hartley


/s/ Robbie N. Edmonson                               Vice Chairman of the Board                  April 5, 2001
---------------------------                          and Director
Robbie N. Edmonson


/s/ Sam Dawson                                       President, Secretary                        April 4, 2001
---------------------------                          and Director
Sam Dawson


/s/ Fred E. Bosworth                                 Director                                    April 5, 2001
---------------------------
Fred E. Bosworth


/s/ Herbert C. Buie                                  Director                                    April 5, 2001
---------------------------
Herbert C. Buie


/s/ Rollins Caldwell                                 Director                                    April 5, 2001
---------------------------
Rollins Caldwell




/s/ Michael Gollob                                   Director                                    April 5, 2001
---------------------------
Michael Gollob


/s/ W.D. (Joe) Norton                                Director                                    April 5, 2001
---------------------------
W.D. (Joe) Norton


/s/ Paul W. Powell                                   Director                                    April 5, 2001
---------------------------
Paul W. Powell


/s/ William Sheehy                                   Director                                    April 5, 2001
---------------------------
William Sheehy




                                INDEX TO EXHIBITS

         Exhibit      Description of Exhibit
         -------      ----------------------

          4.1 Southside Bancshares, Inc. 1993 Incentive Stock Option Plan, as amended (filed as Exhibit 4.1 to the Company's Registra-tion Statement on Form S-8 (No. 333-57621))

          5.1       Opinion of Jenkens & Gilchrist, a Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

          23.2      Consent of PricewaterhouseCoopers LLP

          24 Power of Attorney (included with signature page of this Registration Statement)